Exhibit 10.64
EXECUTION COPY
SOLEXA, INC.
SECURITIES PURCHASE AGREEMENT
November 12, 2006

SOLEXA, INC.
SECURITIES PURCHASE AGREEMENT
     This Securities Purchase Agreement (this “Agreement”) is made as of November 12, 2006, by and between Solexa, Inc., a Delaware corporation (the “Company”) with its principal office at 25861 Industrial Boulevard, Hayward, California 94545, and Illumina, Inc., a Delaware corporation (“Purchaser”) with its principal office at 9885 Towne Centre Drive, San Diego, CA 92121.
RECITALS
     Whereas, the parties have entered into that certain Agreement and Plan of Merger (the “Merger Agreement”) on the date hereof and, in connection therewith, the Company has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase from the Company, the Common Shares (as defined herein) at the Closing (as defined herein);
     Whereas, the Company and Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the SEC (as defined herein) under the Securities Act of 1933, as amended (the “Securities Act”); and
     Whereas, capitalized terms not defined herein shall have the meanings ascribed thereto in the Merger Agreement;
     Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
Authorization and Sale of Common Shares
     1.1 Authorization. The Company has authorized the sale and issuance of 5,154,639 shares (the “Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per share of $9.70 (the “Per Share Purchase Price”).
     1.2 Closing. Subject to the terms and conditions of this Agreement, including without limitation, the conditions set forth in Article 5 and Article 6 of this Agreement, there shall be a closing at which the Company shall issue and sell, and Purchaser shall purchase the Common Shares, in exchange for the aggregate cash consideration of $49,999,998.

ARTICLE 2
Closing Date; Delivery
     2.1 Closing Date; Delivery.
     (a) Location. The Closing of the purchase and sale of the Common Shares hereunder (the “Closing”) shall be held at the offices of Dewey Ballantine LLP, 1950 University Avenue, Suite 500, East Palo Alto, California 94303, on the Closing Date.
     (b) Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Article 5 and Article 6 of this Agreement, on the date hereof or at such other time and place upon which the Company and Purchaser shall agree in writing, the Company will deliver or cause to be delivered to Purchaser, a certificate representing the Common Shares, registered in Purchaser’s name, in exchange for payment of the purchase price therefor by Purchaser by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions. The date of the Closing is hereinafter referred to as the “Closing Date.”
ARTICLE 3
Representations and Warranties of the Company
     Except, with respect to any Section of this Article III, as set forth in the disclosure schedule delivered by the Company to Purchaser herewith (the “Disclosure Schedule”) that relates to such Section or to other Sections of this Article III to the extent it is reasonably apparent that such disclosure is applicable to such other Section, the Company represents and warrants to Purchaser:
     3.1 Organization and Standing. The Company is a corporation duly incorporated and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing as a domestic corporation under the laws of said state. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company.
     3.2 Subsidiaries. Each Subsidiary of the Company is a corporation duly incorporated and validly existing under, and by virtue of, the laws of its jurisdiction of incorporation or organization and is in good standing as a domestic corporation under the laws of said jurisdiction. Each Subsidiary has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company. Section 3.2 of the Disclosure Schedule lists (i) each Subsidiary of the Company,

(ii) its jurisdiction of incorporation or organization and (iii) the location of its principal executive office. Except for the capital stock of its Subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any entity.
     3.3 Corporate Power; Authorization. The Company has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to sell and issue the Common Shares, and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof, the issuance, sale and delivery of the Common Shares by the Company will not conflict with, or result in, a material breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Amended and Restated Certificate of Incorporation, as amended (the “Restated Certificate”) or Bylaws of the Company or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other material agreement or instrument to which the Company or any of its properties is subject.
     3.4 Issuance and Delivery of the Shares. Upon issuance and delivery in accordance with this Agreement and payment therefore in accordance with the terms of this Agreement, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable. The issuance and delivery of the Common Shares is not subject to preemptive or any other similar rights of any Person, and the Common Shares will be free and clear of any liens or encumbrances.
     3.5 SEC Documents; Financial Statements. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2004. As of their respective filing dates, all such documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with GAAP consistently applied and fairly present the consolidated financial position of the Company and any Subsidiaries at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments or to the extent that such unaudited statements do not include footnotes). Since the first SEC filing by the Company covering the fiscal period ending after December 31, 2004, there has been no change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes to such Company financial statements.
     3.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states in which the Common Shares are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the filing of the Registration Statement (as defined herein) and all amendments thereto with the SEC as contemplated by Section 7.2 of this Agreement and (c) the filing of a Form D pursuant to Regulation D.
     3.7 No Material Adverse Change. Except as otherwise disclosed herein or in the SEC Documents filed prior to the date of this Agreement (excluding any disclosures set forth in any risk factor section thereof), since June 30, 2006, there have not been any changes on the business, prospects, condition (financial or otherwise) or results of operations of the Company except for changes which have not been or could not reasonably be expected to be, either individually or in the aggregate, materially adverse.
     3.8 Authorized Capital Stock. The authorized capital stock of the Company consists of (a) 200,000,000 shares of Common Stock and (b) 2,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Shares”). At the close of business on November 10, 2006, (i) 36,611,140 shares of Common Stock (excluding treasury shares) were issued and outstanding, (ii) no shares of Common Stock were held by the Company in its treasury, (iii) no Company Preferred Shares were issued and outstanding, (iv) 4,430,172 shares of Common Stock were reserved for issuance pursuant to outstanding unexercised options to purchase shares of Common Stock, (v) 6,150,504 shares of Common Stock have been reserved for issuance under the Company’s 2005 Equity Incentive Plan (and sub plans thereunder), (vi) shares of 7,845,889 Common Stock have been reserved for issuance pursuant to warrants to purchase shares of Common Stock, and (vii) 37,618 shares of Common Stock have been reserved for issuance under the Company’s 1998 Employee Stock Purchase Plan. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive and similar rights.
     3.9 Litigation. There are no actions, suits, claims, proceedings, arbitration or investigations pending before any Governmental Entity or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties which, if adversely determined, (a) could reasonably be expected to have a material adverse effect on the Company or (b) would impair the ability of the Company to perform in any material respect its obligations under this Agreement.
     3.10 NASDAQ Compliance. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq Global Market (the “Nasdaq Global Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq Global Market, nor, to the Company’s knowledge, is the SEC or the National Association of Securities Dealers, Inc. (the “NASD”) contemplating terminating such registration or listing. The Company and the Common Stock meet the criteria for continued listing and trading on the NASDAQ Global Market.
     3.11 Form S-3 Eligibility. The Company is eligible to register the Common Shares for resale by the Purchaser on Form S-3 promulgated under the Securities Act.
     3.12 Use of Proceeds. The proceeds of the sale of the Common Shares will be used by the Company for working capital and general corporate purposes. None of the proceeds of the sale of the Common Shares will be distributed to any shareholder of the Company or used to redeem any capital stock of the Company.
     3.13 Brokers and Finders. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.
     3.14 No Directed Selling Efforts or General Solicitation. Neither the Company nor any person or entity acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Common Shares.
     3.15 No Integrated Offering. Neither the Company nor any person or entity acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Common Shares under the Securities Act.
     3.16 Private Placement. The offer and sale of the Common Shares to Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act.
     3.17 Internal Accounting Controls. Except as described in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     3.18 Compliance with Applicable Law.
          (a) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary in any material respect for the lawful conduct of the business of the Company and its Subsidiaries, taken together (the “Company Permits”), and are in compliance with the terms of the Company Permits, except for any such noncompliance that would not reasonably be expected to have a material adverse affect on the Company. To the knowledge of the Company, the businesses of the Company and its Subsidiaries are being and have at all times been conducted in compliance with applicable law.

To the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened.
          (b) Except as disclosed in the SEC Documents filed by the Company prior to the date hereof, the Company is in compliance, in all material respects, with (i) the provisions of the Sarbanes-Oxley Act and (ii) the listing and corporate governance rules and regulations of NASDAQ applicable to the Company as of the date of this Agreement. Except as permitted by the Exchange Act, including, without limitation, Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Subsidiaries has made, arranged, modified, or forgiven personal loans to any executive officer or director of the Company in violation of the Sarbanes-Oxley Act.
          (c) The management of the Company has (i) designed and implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) or caused such disclosure control and procedures to be designed under their supervision to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation to the Company’s outside auditors and the audit committee of the Board of Directors of the Company, (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting and (C) any other matter required to be disclosed by Law, the Company’s policies, the listing standards of NASDAQ, the Company’s audit committee’s charter or the professional standards of the Public Company Accounting Oversight Board.
          (d) Since January 1, 2004, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise has knowledge of any complaint, allegation, assertion or claim from or by a “whistleblower” regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after January 1, 2004, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices (except for any of the foregoing which have no reasonable basis) and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, relating to periods after January 1, 2004, by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or, to the knowledge of the Company, to any director or officer of the Company.
     3.19 Transactions with Affiliates. Except as disclosed in the SEC Documents and as contemplated pursuant to this Agreement, none of the officers or directors of the Company or any of its Subsidiaries and none of the employees of the Company or any of its Subsidiaries is presently a party to any loan, lease, agreement, contract, royalty agreement, management contract or other transaction with the Company or any of its Subsidiaries or to a presently contemplated transaction (other than for services as employees, officers and directors in the ordinary course of business consistent with past practice) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.
     3.20 Intellectual Property.
          (a) “Intellectual Property” shall mean patents, trademarks, service marks, trade names, trade dress, designs, copyrights, mask works, trade secrets, know-how, inventions, technical data, databases, software, firmware, licenses, information, all other intellectual property and proprietary rights and processes, and any and all applications, issuances and registrations of or for any of the foregoing.
          (b) Except as disclosed in the SEC Documents filed prior to the date hereof and to the knowledge of the Company, the Company, together with its Subsidiaries, owns or has the valid right to use all of the Intellectual Property used or to be used in the conduct of the business of the Company and its Subsidiaries as currently conducted or as currently proposed to be conducted prior to June 30, 2007, as described in the SEC Documents, free and clear of all material liens and encumbrances.
          (c) Except as disclosed in the SEC Documents filed prior to the date hereof, and to the knowledge of the Company, neither the conduct of the business of the Company and its Subsidiaries (including, without limitation, the provision to and use by third parties of any products or services of the Company and its Subsidiaries) as currently conducted or as currently proposed to be conducted prior to June 30, 2007, as described in the SEC Documents, materially infringes, misappropriates, conflicts with or otherwise violates any Intellectual Property rights of any third party or any confidentiality obligation owed by the Company or any of its Subsidiaries to a third party, and, to the knowledge of the Company, the Intellectual Property and confidential information of the Company and its Subsidiaries are not being infringed, misappropriated or otherwise violated by any third party. The Company and each of its Subsidiaries have taken reasonable measures to maintain the confidentiality of all their trade secrets and the proprietary nature and value of their Intellectual Property.
          (d) Each employee, consultant and contractor of the Company who has been provided access to confidential information of the Company or any of its Subsidiaries has executed an agreement to maintain the confidentiality of such confidential information. Each employee and consultant of the Company has executed an agreement assigning to the Company or the applicable Subsidiary all Intellectual Property invented, conceived, reduced to practice, developed or otherwise created by such person for or for the benefit of the Company or any of its Subsidiaries in connection with their work as employees or consultants of the Company or its Subsidiaries.
     3.21 Insurance. The Company has delivered or made available to Purchaser prior to the date of this Agreement copies of all insurance policies which are owned by the Company or its Subsidiaries or which names the Company or any of its Subsidiaries as an insured (or loss payee) as of the date of this Agreement, including those which pertain to the Company’s or its Subsidiaries’ assets, employees or operations. All such insurance policies which are owned by the Company or its Subsidiaries are in full force and effect, are valid and enforceable. As of the date of this Agreement, neither the Company nor any of its Subsidiaries have received notice of cancellation of any such insurance policies.

     3.22 No Undisclosed Liabilities. Except as disclosed in the SEC Documents (excluding any disclosures set forth in any risk factor section thereof) filed prior to the date of this Agreement and except for liabilities incurred in the ordinary course of business consistent with past practice (in terms of scope and amount), neither the Company nor any of its Subsidiaries has any liabilities, absolute, contingent, unliquidated or otherwise, whether due or to become due of the type required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP, that individually, or in the aggregate, are material to the Company.
     3.23 State Takeover Statutes. The Company has taken all actions required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from the provisions of Section 203 of the DGCL and, accordingly, that section does not apply to the purchase and sale of the Common Shares pursuant to this Agreement or any other transaction contemplated hereby. No other “control share acquisition”, “fair price” or other anti-takeover regulations enacted under state or federal laws in the United States apply to this Agreement or any of the transactions contemplated hereby.
ARTICLE 4
Representations, Warranties and Covenants of Purchaser
     Purchaser hereby represents and warrants to the Company:
     4.1 Authorization. Purchaser has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement, to purchase the Common Shares to be purchased by it, and to carry out and perform all of its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally.
     4.2 Investment Experience. Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Purchaser is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Shares. Purchaser has such business and financial experience as is required so as to be able to evaluate the risks and merits of its investment in the Company.
     4.3 Investment Intent. Purchaser is purchasing the Common Shares for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated by Article 7. Purchaser understands that its acquisition of the Common Shares has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Common Shares except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

     4.4 Brokers and Finders. No person or entity will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.
ARTICLE 5
Conditions to Closing Obligations of Purchaser
     Purchaser’s obligation to purchase the Common Shares at the Closing is, at the option of Purchaser, subject to the fulfillment or waiver of the following conditions:
     5.1 Representations and Warranties. The representations and warranties made by the Company in this Agreement shall be true and correct as of the Closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.
     5.2 Covenants. All covenants, agreements, obligations and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.
     5.3 Certificates. The Company shall deliver or cause to be delivered to Purchaser a duly executed certificate representing the Common Shares.
     5.4 Legal Opinion. Purchaser shall have received on the Closing Date an opinion of Cooley Godward Kronish llp (“Cooley Godward Kronish”), counsel for the Company, dated as of the Closing Date, in substantially the form of Exhibit B.
     5.5 Listing. The Company shall have complied with all requirements with respect to the listing of the Common Shares on the Nasdaq Global Market, except for such requirements not required until after the issuance of the Common Shares, such requirements to be complied with promptly after the Closing.
     5.6 Officer’s Certificate. The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2.
     5.7 Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.
ARTICLE 6
Conditions to Closing Obligations of Company
     The Company’s obligation to sell and issue the Common Shares at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

     6.1 Receipt of Payment. Purchaser shall have delivered payment of the purchase price to the Company for the Common Shares being issued at the Closing.
     6.2 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and correct as of the date hereof and at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.
     6.3 Covenants. All covenants, agreements, obligations and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.
ARTICLE 7
Covenants
     7.1 Definitions. For the purpose of this Article 7:
          (a) the term “Registration Statement” shall mean any registration statement required to be filed by Section 7.2 below, and shall include (1) any preliminary prospectus, final prospectus, exhibit or amendment included (or deemed to be included) in or relating to such registration statements; and (2) all documents incorporated or deemed incorporated by reference therein; and
          (b) the term “Registrable Shares” shall mean all of the Common Shares issued pursuant to this Agreement.
     7.2 Registration Procedures and Expenses.
          (a) The Company shall:
               (i) use its best efforts to file a Registration Statement with the SEC on or before the date that is ten (10) days after the date of termination of the Merger Agreement in accordance with its terms (the “Merger Termination Date” and, such later tenth (10th) day, the “Filing Date”) on Form S-3 under the Securities Act (providing for shelf registration of the resale of such Registrable Shares under Rule 415 under the Securities Act) or on such other form which is appropriate to register such Registrable Shares for resale from time to time by Purchaser; such Registration Statement shall be an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) if the Company is then eligible to file an Automatic Shelf Registration Statement; each Registration Statement shall comply in all material respects with the requirements of the Securities Act;
               (ii) use its best efforts to cause any such Registration Statement filed pursuant to Section 7.2(a)(i) above to become effective under the Securities Act as promptly after filing of such Registration Statement as practicable but in any event by the date (the “Effectiveness Deadline Date”) that is thirty (30) days following the Filing Date; provided, however, that in the event that the Registration Statement is reviewed by the SEC, then such Effectiveness Deadline Date shall be the date that is ninety (90) days following the Filing Date;
               (iii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith, or a new Registration Statement, as may be necessary to, and to use its best efforts to, keep at least one Registration Statement continuously effective until termination of such obligation as provided in Section 7.6 below, subject to the Company’s right to suspend pursuant to Section 7.5;
               (iv) furnish to Purchaser (and to each underwriter, if any, of such Registrable Shares) such number of copies of prospectuses in conformity with the requirements of the Securities Act and such other documents as Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by Purchaser, including a copy of the prospectus to be furnished to Purchaser pursuant to Section 7.2(g);
               (v) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in such states of the United States as may be reasonably requested by Purchaser; provided, however, that the Company shall not be required in connection with this paragraph (e) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;
               (vi) with respect to a Registration Statement that is not an Automatic Shelf Registration Statement, upon notification by the SEC that that such Registration Statement will not be reviewed or is no longer subject to further review and comment by the SEC, request, within three business days, acceleration of such Registration Statement such that it becomes effective at 5:00 p.m. New York Time on the date that effectiveness is requested (the “Registration Effective Date”);
               (vii) deliver to Purchaser, by 9:00 a.m. New York time on the day following the Registration Effective Date, without charge, an electronic copy of each prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto, each of which prospectus shall satisfy the requirements of Section 10(a) of the Securities Act. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by Purchaser in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto;
               (viii) advise Purchaser promptly:
                    (1) of any review initiated by the SEC with respect to the Registration Statement;
                    (2) of the effectiveness of the Registration Statement or any post-effective amendments thereto;
                    (3) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;

                    (4) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes; and
                    (5) of the existence or discovery of any fact or the happening of any event that makes (1) the Registration Statement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (2) any related prospectus (including any documents incorporated by reference therein) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each of the foregoing cases, the Company shall promptly file with the SEC an amended Registration Statement and prospectus, or a new Registration Statement, which shall not contain any such untrue statement or omission and, in the case of an amended Registration Statement or new Registration Statement, use its best efforts to cause the same to become effective under the Securities Act as soon as practicable but in no event later than forty-five (45) days after such filing; and
               (ix) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, if any, on which equity securities of the Company are then listed.
          (b) In the event the Company elects to file a registration statement under the Securities Act pertaining to an underwritten public offering of Common Stock of the Company, the Company shall notify the Purchaser thereof at least ten (10) days prior to filing and will afford Purchaser the opportunity to include Registrable Shares therein. In such event, the right of Purchaser to participate in such underwriting shall be conditioned upon Purchaser’s entry into an underwriting agreement in customary form with the underwriter selected for such underwriting by the Company. If in the course of the offering, the underwriter determines in good faith that market factors require a limitation of the number of shares to be underwritten, the number of shares shall be allocated first to the Company, second to Purchaser and third to any other stockholders participating in such underwriting; provided that, in any event, Purchaser shall be entitled to include in such offering an amount of its Common Shares equal to no less than 25% of the total number of shares of Common Stock constituting such offering. Purchaser’s rights under this Section 7.2(b) shall terminate on the earlier of the date on which Purchaser first holds Common Shares constituting less than 2.5% of the outstanding common stock of the Company or two (2) years after the Registration Effective Date.
          (c) The Company shall bear all reasonable expenses in connection with the procedures in this Section 7.2 and the registration and underwriting of the Registrable Shares on such Registration Statement and the satisfaction of the blue sky laws of such states; provided, however, that in no event will the Company be responsible for any underwriting discounts or commissions due in connection with the sale of Registrable Shares in any underwritten offering of Registrable Shares.
     7.3 Indemnification.
          (a) The Company agrees to indemnify and hold harmless Purchaser, the officers, directors, stockholders and employees of Purchaser, each other Person who participates as an underwriter, broker or dealer in the offering or sale of the Common Shares and each person, if any, who controls Purchaser within the meaning of the Securities Act or the Exchange Act, from and against any losses or damages sustained, or liabilities or claims to which any of them may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or related prospectus (including the documents incorporated by reference therein), (ii) any omission or alleged omission to state a material fact required to be stated in any Registration Statement or any related prospectus (including the documents incorporated by reference therein) or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any failure by the Company to fulfill any undertaking included in any Registration Statement; and the Company will, as incurred, reimburse such Purchaser, officer, director, stockholder, employee, participating person or controlling person for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Loss”) arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement or related prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser, officer, director, stockholder, employee, participating person or controlling person specifically for use in preparation of such Registration Statement or prospectus.
          (b) Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company), from and against any losses or damages sustained, or liabilities or claims to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in a representation by the Purchaser contained in any Registration Statement or related prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof for purposes of Section 11 of the Securities Act, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of Purchaser specifically for use in preparation of such Registration Statement or related prospectus, and Purchaser will reimburse the Company (and each of its officers, directors or controlling persons) for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 7.3(b) be greater in amount than the dollar amount of the proceeds (net of the amount of any damages Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.
          (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 7.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action). Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expense of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. The indemnifying party shall not settle an action without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.
          (d) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
          (e) If the indemnification provided for in this Section 7.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by the Purchaser hereunder be greater in amount than the dollar amount of the proceeds (net of the amount of any damages the Purchaser has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by the Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

     7.4 Prospectus Delivery. Purchaser hereby covenants with the Company not to make any sale of the Registrable Shares without complying with Section 8.2. Purchaser acknowledges that there may be times when the Company must suspend the use of the prospectus related to the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and becomes effective under the Securities Act, or until such time as the Company has filed an appropriate report or prospectus supplement with the SEC pursuant to the Exchange Act or Securities Act, as applicable. Purchaser hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives Purchaser written notice that Purchaser may thereafter effect sales pursuant to said prospectus; provided that such suspension periods shall in no event exceed thirty (30) days in any twelve (12) month period and that, in the good faith judgment of the Company’s Board of Directors, the Company would, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto, in either case the disclosure of which would reasonably be expected to have a material adverse effect on the Company.
     7.5 Termination of Obligations. The obligations of the Company pursuant to Section 7.2 hereof shall cease and terminate upon the earlier to occur of (a) such time as all of the Registrable Shares have been resold, (b) such time as all Registrable Shares that have not previously been resold may be resold in a three-month period pursuant to Rule 144(k) and Purchaser receives an opinion of counsel to the Company to that effect, or (c) the third anniversary of the Closing Date.
     7.6 Reporting Requirements.
          (a) With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Common Shares to the public without registration or pursuant to a registration statement on Form S-3, the Company agrees to use its best efforts to:
               (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;
               (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and
               (iii) so long as Purchaser owns Registrable Shares, to furnish to Purchaser upon request (A) a written statement by the Company as to whether it is in compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, or whether it is qualified as a registrant whose securities may be resold pursuant to SEC Form S-3, and (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.
     7.7 Blue Sky. The Company shall obtain and maintain all necessary blue sky law permits and qualifications, or secured exemptions therefrom, required by any state for the offer and sale of Registrable Shares.

ARTICLE 8
Restrictions on Transferability;
Compliance with Securities Act; Voting
     8.1 Securities Act Restrictions. The Common Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom. Each certificate representing Common Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for such shares):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.”
     8.2 Transfer of Securities.
          (a) Except as otherwise provided in Article 9, Purchaser hereby covenants with the Company not to make any sale of Common Shares except:
               (i) in accordance with a Registration Statement, in which case Purchaser shall have delivered a current prospectus in connection with such sale; provided, however, that if Rule 172 is then in effect and applicable, Purchaser shall have confirmed that a current prospectus was deemed to be delivered in connection with such sale; or
               (ii) in accordance with Rule 144, in which case Purchaser covenants to comply with Rule 144.
          (b) Except as otherwise provided in Article 9, Purchaser further acknowledges and agrees that, if Purchaser is selling any of the Common Shares using the prospectus forming a part of a Registration Statement, such Common Shares are not transferable on the books of the Company unless the certificate evidencing such Common Shares is submitted to the Company’s transfer agent and a separate certificate executed by an officer of, or other person duly authorized by, Purchaser in the form attached hereto as Exhibit A is submitted to Cooley Godward Kronish or the Company’s transfer agent.
8.3 Special Restrictions.
          (a) Except as otherwise provided in Section 7.2(b), this Section 8.3 and Article 9, (i) from the Closing Date until six (6) months after the Merger Termination Date (such period being referred to as the “Primary Lock-up Period”), Purchaser shall not, (A) sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”) the Common Shares; or (B) engage in any hedging, Short Sale or other transaction which is designed or could reasonably be expected to lead to or result in a Disposition of any of the Common Shares by Purchaser (“Short Sales”), which shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers and (ii) from the expiration of the Primary Lock-up Period until fifteen (15) months after the Merger Termination Date (the “Secondary Lock-up Period”), Purchaser shall not effect Dispositions or Short Sales of the Common Shares in excess of one third of the aggregate number of Common Shares purchased by Purchaser hereunder in each of the three (3)-month periods in the Secondary Lock-up Period. Notwithstanding any of the foregoing to the contrary, Purchaser may effect one block sale of all or a portion of the Common Shares in a single trade at anytime during the period beginning from the Registration Effective Date and ending on the later of (x) three (3) months after the Merger Termination Date, (y) ten (10) days after the Registration Effective Date and (z) seven (7) months after the Closing Date (such period being referred to as the “Block Trade Window Period”); provided that, in the case where clause (z) is applicable for determining the Block Trade Window Period, the Primary Lock-up Period shall expire seven (7) months after the Merger Termination Date and the Secondary Lock-up Period shall expire sixteen (16) months after the Merger Termination Date. The restrictions set forth in this Section 8.3 shall terminate, if not earlier terminated in accordance with its terms, on the first date on which the Common Shares then held by Purchaser constitute less than 2.5% of the outstanding Common Stock of the Company.
          (b) Each certificate representing Common Shares shall bear the following legend until Purchaser’s obligation under this Section 8.3 has expired:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRAINT ON ALIENATION PROHIBITING THE SALE OR OTHER TRANSFER OF THE SHARES REPRESENTED HEREBY FOR A SPECIFIED PERIOD OF TIME UNDER THE TERMS AND CONDITIONS OF AN AGREEMENT BETWEEN THE HOLDER HEREOF AND SOLEXA, INC. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO SOLEXA, INC. AT ITS PRINCIPAL PLACE OF BUSINESS.”
     8.4 Voting of Securities.
          (a) Purchaser hereby agrees that, prior to the earlier to occur of the termination of the Merger Agreement or the consummation of the Merger, at any meeting of the stockholders of the Company (and at every adjournment and postponement thereof), however called, and in any written action by consent of stockholders of the Company, unless otherwise directed in writing by the Board of Directors of the Company, Purchaser shall cause the Common Shares to be voted proportionally with the balance of the votes cast at such meeting of stockholders or in connection with such written consent of stockholders of the Company on all matters relating to the Merger, the execution and delivery by the Company of the Merger Agreement, the adoption and approval of the Merger Agreement and the terms thereof, and each of the other actions contemplated by the Merger Agreement at such meeting of stockholders or in connection with such written consent of stockholders of the Company.

          (b) Commencing with the first stockholder vote or written consent after the Merger Termination Date, Purchaser hereby further agrees that, prior to the earlier of (i) the fifth anniversary of the date hereof or (ii) the first date after the Closing on which Purchaser holds less than five percent (5.0%) of the outstanding Common stock of the Company, at any meeting of the stockholders of the Company (and at every adjournment and postponement thereof), however called, and in any written action by consent of stockholders of the Company, Purchaser shall cause the Common Shares or any portion thereof it holds of record on the applicable record date to be voted either, at Purchaser’s sole discretion, in accordance with the recommendation(s) of the Board of Directors of the Company set forth in the applicable definitive proxy materials or information statement on all matters not identified in Section 8.4(a) above or proportionally with the balance of the votes cast at such meeting of stockholders or in connection with such written consent of stockholders of the Company.
          (c) Each certificate representing any of the Common Shares bear the following legend until Purchaser’s obligations under this Section 8.4 have expired:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO SOLEXA, INC. AT ITS PRINCIPAL PLACE OF BUSINESS.”
ARTICLE 9
Put Right
     9.1 Put Right. Notwithstanding any other provision of this Agreement to the contrary, Purchaser may elect, by giving the Company written notice, to exercise the following put rights in respect to the Common Shares (the “Put Right”):
          (a) If the Merger Agreement has been terminated and the Company is required to pay a Termination Fee to Purchaser pursuant to Section 8.4(a) of the Merger Agreement, then, notwithstanding any effect (legal or otherwise) of the consummation of the Takeover Transaction on the Common Shares, Purchaser may elect to receive, with respect to all or a portion of the Common Shares held by Purchaser immediately prior to the consummation of the Takeover Transaction, a cash payment equal to the Per Share Purchase Price, in exchange for each Common Share held by Purchaser (the aggregate amount payable with respect to the Common Shares being referred to as the “Put Purchase Price”), and the Company (and its successor, if any), if the Takeover Transaction is in fact consummated, shall be obligated to pay the Put Purchase Price to Purchaser in exchange for delivery of such Common Shares in accordance with this Article 9. As used herein, (i) “Takeover Transaction” shall mean (A) in the case where the Termination Fee becomes payable pursuant to Section 8.4(a)(i) of the Merger Agreement, the transaction referred to in Section 8.4(a)(i)(B) of the Merger Agreement and (B) in the case where the Termination Fee becomes payable pursuant to Section 8.4(a)(ii) of the Merger Agreement, a Takeover Proposal (as used in Section 8.4 of the Merger Agreement) with respect to which a definitive agreement is entered into by the Company within nine (9) months following the Merger Termination Date or which is consummated within such period and (ii)

“Takeover Transaction Closing Date” shall mean the date of consummation of the Takeover Transaction.
          (b) The Company shall be required to provide written notice to Purchaser of the anticipated Takeover Transaction Closing Date not more than thirty (30) days and not less than fifteen (15) days prior to such date. If Purchaser decides to exercise the Put Right pursuant to this Section 9.1, then Purchaser shall give written notice to the Company of such decision (the “Put Notice”) no later than five (5) days prior to the Takeover Transaction Closing Date indicated in the Company’s notice; provided that, if any of the financial or other material terms of the Takeover Transaction is amended after the delivery of the Put Notice or if the Takeover Transaction Closing Date is expected to be delayed by more than three (3) days, then the Company shall promptly notify Purchaser of such amendment or delay and take such other actions as would permit Purchaser to amend or withdraw the Put Notice prior to the Takeover Transaction Closing Date. The Put Notice shall set forth the number of Common Shares to be sold pursuant to the Put Right and the wire instructions for the payment of the Per Share Purchase Price.
          (c) If Purchaser has delivered, and has not subsequently withdrawn, a Put Notice pursuant to Section 9.1(b), upon and subject to the consummation of the Takeover Transaction, the Company shall be obligated to pay to Purchaser the Put Purchase Price for the Common Shares subject to the Put Notice, which payment shall be made no later than the third (3rd) business day following the Takeover Transaction Closing Date, in exchange for delivery by Purchaser of such Common Shares (or certificates formerly representing such Common Shares).
          (d) The Company acknowledges that the agreements contained in this Section 9.1 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Purchaser would not enter into this Agreement; accordingly, if the Company (or its successor) fails to promptly tender the Put Purchase Price in cash or other immediately available funds, and in order to obtain such payment Purchaser commences a suit which results in a judgment against the Company for payment of the Put Purchase Price, the Company (or its successor) shall pay to Purchaser its costs and expenses (including attorney’s fees) in connection with such suit, together with interest on the Put Purchase Price at a rate of twelve percent (12%) per annum.
ARTICLE 10
Miscellaneous
     10.1 Definitions. Capitalized terms used but not otherwise defined herein, shall have the respective meanings provided such terms in the Merger Agreement.
     10.2 Governing Law. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without any regard to conflicts of laws principles.
     10.3 Survival. The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by the Company or Purchaser and the Closing.

     10.4 Successors and Assigns. Neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the written consent of the other party, except that Purchaser may assign, in its sole and absolute discretion, any or all of its rights, interests and obligations hereunder to any wholly owned Subsidiary of Purchaser. Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties to this Agreement.
     10.5 Entire Agreement, Amendment and Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof, and may be amended or waived only with the written consent of the parties hereto.
     10.6 Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to its successors or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or its successors or assigns institutes any action or proceeding to specifically enforce the provisions of this Agreement, any party against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such successor or assign has an adequate remedy at law, and such party shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.
     10.7 Notices, Etc. All notices and other communications required or permitted under this Agreement shall be in writing and may be delivered in person, by telecopy, overnight delivery service or registered or certified United States mail, addressed to the Company or Purchaser, as the case may be, at their respective addresses set forth on the signature page hereto, or at such other address as the Company or Purchaser shall have furnished to the other party in writing. All notices and other communications shall be effective upon the earlier of actual receipt thereof by the person to whom notice is directed or (a) in the case of notices and communications sent by personal delivery or telecopy, one business day after such notice or communication arrives at the applicable address or was successfully sent to the applicable telecopy number, (b) in the case of notices and communications sent by overnight delivery service, at noon (local time) on the second business day following the day such notice or communication was sent, and (c) in the case of notices and communications sent by United States mail, seven days after such notice or communication shall have been deposited in the United States mail.
     10.8 Severability of this Agreement. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     10.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
     10.10 Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the state court located within New Castle County, State of Delaware (or, in the case of any claim to which the federal courts have exclusive subject matter jurisdiction, the federal court sitting in the State of Delaware) and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.7 shall be deemed effective service of process on such party.
     10.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     10.12 Publicity. Except as disclosure may be required by SEC rules and regulations, no party hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior consent of the other parties as to the form and substance of such press release or statement (which consent shall not be unreasonably withheld or delayed).
     10.13 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     The foregoing agreement is hereby executed as of the date first above written.

Solexa, Inc., a Delaware corporation
By:	/s/ John West
Name: John West
Title: Chief Executive Officer
Address:

Illumina, Inc., a Delaware corporation
By:	/s/ Jay T. Flatley
Name: Jay T. Flatley
Title: President, Chief Executive Officer
Address:
Taxpayer ID Number: 33-0804655